SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	February 23, 2006

Stillwater Mining Company

(Exact name of registrant as specified in its charter)

Delaware	1-13053	81-0480654
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1321 Discovery Drive, Billings, Montana	59102
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(406) 373-8700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On February 23, 2006, the Board of Directors (the "Board") of Stillwater Mining Company (the "Company") approved an increase in the amount of the annual equity compensation grants made to non-employee directors pursuant to the Company's 2004 Equity Incentive Plan. In January 2005, the Board adopted a policy that non-employee directors annually receive Company common stock valued at least at $10,000. On February 23, 2006, the Board voted to increase the annual stock grant requirement from $10,000 to $20,000.

This increase was developed with the assistance of an independent consulting firm and was recommended to the Board by the Compensation Committee. The Company believes this increase will make the Company's overall Board fees more competitive and more closely link the directors' equity compensation with stockholder interests.

In December 2004, the Board implemented a guideline that non-employee directors should own Company stock having a value of at least $100,000. Each director is asked to comply with this new guideline by the fifth anniversary of his or her election to the Board. Current directors are asked to comply by the date of the 2009 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STILLWATER MINING COMPANY

Dated: February 24, 2006	By:	/s/ John Stark Name: John Stark Title: Vice President, Human Resources, Secretary and General Counsel